 2REGISTERED NO.                                                    CUSIP NO.

                          BAUSCH & LOMB INCORPORATED

                    MEDIUM-TERM FIXED RATE NOTE, SERIES B


               Due From 9 Months to 30 Years From Date of Issue


PRINCIPAL AMOUNT:

     ORIGINAL ISSUE DATE:                         INTEREST RATE PER ANNUM:                  STATED MATURITY:

     ISSUE PRICE:           %                     REDEEMABLE ON OR AFTER:                   SPECIFIED CURRENCY:
                                                  (AT OPTION OF THE COMPANY)                (if other than U.S. dollars)



     INITIAL DATE ON WHICH THE NOTE IS
     REPAYABLE AT THE OPTION OF THE
     HOLDER:                                                                                EXCHANGE RATE AGENT:
                                                  INITIAL REDEMPTION                        (Only  applicable if
                                                  PERCENTAGE:                               Specified Currency is other
                                                                                            than U.S. dollars)


                                                                                            DEFAULT  RATE:
                                                  ANNUAL REDEMPTION                         (Only applicable if Note
                                                  PERCENTAGE REDUCTION:                     issued at original issue
                                                                                            discount)

                                                                                            DEPOSITARY:
     AUTHORIZED DENOMINATIONS:                                                              (Only applicable if Note is
     (Only applicable if Specified                                                          a Global Note)
     Currency is other than U.S. dollars)

     INTEREST PAYMENT DATES:                      REGULAR RECORD DATES:


     ORIGINAL ISSUE DISCOUNT:
      yes: --  no: --
     IF YES, OID DEFAULT AMOUNT:


     OTHER PROVISIONS:




          BAUSCH & LOMB INCORPORATED, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred
to), for value received, hereby promises to pay to -------------------------, or registered assigns, the principal sum of ------------------------
(any coin or currency other than U.S. dollars being hereinafter referred to as a "Specified Currency") at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York (the
"Paying Agent"), on the Stated Maturity specified above

(the "Stated Maturity") or if such date is not a Business Day (as defined herein), the next succeeding Business Day, in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum in like coin or currency, at the interest rate per annum (computed on the basis of a 360-day year of twelve 30-day months) specified above, from and including the Original Issue Date specified above or from and including the most recent Interest Payment Date to which interest has been duly paid or provided for, on the Interest Payment Date(s) specified above in each year following the Original Issue Date and at Maturity, until the principal sum hereof has been paid or duly provided for; provided, however, that the Company will make such payments in respect of non-U.S. dollar denominated Notes in the Specified Currency specified above in amounts determined as set forth on the reverse hereof; provided, further, that payments of principal and any premium and interest on Notes denominated in a Specified Currency will nevertheless be made in U.S. dollars (i) at the election of the Holder as provided herein and (ii) at the election of the Company in the case of imposition of exchange controls or other circumstances beyond the control of the Company as provided herein. The first payment of interest on a Note originally issued and dated between a Regular Record Date and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Regular Record Date to the Holder at the close of business on such next succeeding Regular Record Date. Subject to certain exceptions provided in the Indenture referred to on the reverse hereof, the interest so payable on any Interest Payment Date shall be paid to the Holder at the close of business on the Regular Record Date (specified above) next preceding such Interest Payment Date, and interest payable at Maturity shall be paid to the Person to whom said principal sum is payable.

          Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the Holder hereof at Maturity) payable in U.S. dollars shall be made by check drawn upon a bank in The City of New York mailed to the Person entitled thereto at its last address as it appears in the Security Register or in immediately available funds by wire transfer to such account as may have been designated by the Person entitled thereto as set forth herein in time for the Paying Agent to make such payment in accordance with its normal procedures. Payment of the principal of and any premium and interest on this Note due to the Holder hereof at Maturity payable in U.S. dollars shall be paid in immediately available funds upon presentation of this Note for surrender at the office of the Paying Agent in the Borough of Manhattan, The City of New York, provided that this Note is presented for surrender to the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures.

          Payments of interest to be made in a Specified Currency (other than interest on this Note due to the Holder hereof at Maturity) shall be paid by wire transfer of immediately available funds to a designated account maintained with a bank located in the country issuing the Specified Currency (or, in the case of a Note denominated in European Currency Units ("ECUs"), to an ECU account) or such other jurisdiction acceptable to the Company and the Trustee as shall have been designated at least five Business Days prior to the Interest Payment Date by the Holder hereof on the relevant Regular Record Date. Payment in a Specified Currency of the principal of and any premium and interest on this Note due to the Holder hereof at Maturity shall be made by wire transfer of immediately available funds to a designated account maintained with a bank located in the country issuing the Specified Currency (or, in the case of a Note denominated in ECUs, to an ECU account) or such other jurisdiction acceptable to the Company and the Trustee as shall have been designated at least five Business Days prior to Maturity by the Holder hereof at Maturity, provided that this
Note is presented for surrender to the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures.

          Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Paying Agent at its Corporate Trust Office in the Borough of Manhattan, The City of New York and, unless revoked by written notice to the Paying Agent received by the Paying Agent on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date or the fifteenth calendar day preceding Maturity shall remain in effect with respect to any further payments with respect to this Note payable to such Holder.

          If a payment with respect to this Note cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, a notice shall be mailed by the Paying Agent to the Holder at its last address as it appears in the Security Register requesting a designation pursuant to which such wire transfer can be made and, upon the Paying Agent's receipt of such a designation, such payment will be made within five Business Days of such receipt. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon such payments shall be borne by the Holder or Holders of this Note in respect of which such payments are made.

          The Holder of any Note denominated in a Specified Currency may elect to receive payments in U.S. dollars in lieu of such Specified Currency by transmitting a written request for such payment to the principal office of the Paying Agent on or prior to the Regular Record Date immediately preceding any Interest Payment Date or at least fifteen calendar days prior to Maturity. Such request may be in writing (mailed or hand delivered) or by cable or telex or, if promptly confirmed in writing, by other form of facsimile transmission. The Holder of any such Note may elect to receive payment in U.S. dollars in lieu of such Specified Currency for all principal, premium and interest payments, if any, and need not file a separate election for each payment. Any such election shall remain in effect until revoked by written notice to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date or the fifteenth calendar day preceding Maturity.

          If the principal of and any premium or interest on this Note is payable in a Specified Currency and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company shall be entitled to satisfy its obligations to the Holder of this Note by making such payment in U.S. dollars on the basis of the most recently available exchange rate as specified by the Exchange Rate Agent, specified above, as provided herein.

          Any payment on this Note due on any day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue on such payment for the period from and after such due date to such next succeeding Business Day.

          "Business Day" shall mean, as used herein, each Monday, Tuesday, Wednesday, Thursday and Friday which is (a) not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close and (b) in the event that this Note is denominated in a Specified Currency, not a day on which banking institutions in the principal financial center of the country issuing the Specified Currency (or, if this Note is denominated in ECUs, in Luxembourg, in which case "Business Day" shall not include any day that is a non-ECU clearing day as determined by the ECU Banking Association in Paris) are authorized or obligated by law or executive order to close.

          Additional provisions of this Note are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, BAUSCH & LOMB INCORPORATED has caused this instrument to be signed by its duly authorized officer, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:                                     BAUSCH & LOMB INCORPORATED



                                           By:
                                              -----------------------------
Attest:



- ------------------------------------
         Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This Note is one of a designated series
of Debt Securities described in the
Indenture referred to on the reverse
hereof.


CITIBANK, N.A.,
  as Trustee,


By:
     -----------------------
        Authorized Officer

         [SEAL]

                               [Reverse of Note]

                          BAUSCH & LOMB INCORPORATED

                    MEDIUM-TERM FIXED RATE NOTE, SERIES B


               Due From 9 Months to 30 Years From Date of Issue


          This Note is one of a duly authorized issue of debentures, notes and other evidences of indebtedness of the Company (hereinafter called the "Debt Securities"), all issued or to be issued under and pursuant to an indenture dated as of September 1, 1991 (hereinafter called the "Indenture"), duly executed and delivered by the Company to Citibank, N.A., as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the Holders of the Debt Securities. As provided in the Indenture, the Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption or repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as provided or permitted in the Indenture. This Note is one of a series of the Debt Securities, which series is limited in aggregate initial offering price of up to $300,000,000, designated as the Medium-Term Notes, Series B, due from 9 months to 30 years from Date of Issue (the "Notes") of the Company. The Notes may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all, be issued at an original issue discount, be extendable and be denominated in different currencies.

          If this Note is denominated in a Specified Currency, a Holder of this Note, who in accordance with the provisions of this Note elects to receive payments in U.S. dollars, shall receive payments of principal and any premium and interest in U.S. dollars determined with reference to the highest bid quotation (rounded up to the nearest cent) in The City of New York received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date, in an amount equal to the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs associated with any payments in U.S. dollars shall be borne by the Holder of the Note by deductions from such payments.

          If the principal and any premium or interest on this Note is payable in a Specified Currency and, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Specified Currency is not available at the time of any scheduled payment of principal, premium or interest to be made in the Specified Currency, then the Company shall be entitled to satisfy its obligations hereunder by making such payment in U.S. dollars. Any such payment made in U.S. dollars pursuant to the preceding sentence shall be made on the basis of the noon buying rate in The City of New York for cable transfers of the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the second Business Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. Any payment under such circumstances in U.S. dollars where required payment is in a Specified Currency shall not constitute a default under the Indenture.

          In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          If so provided on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part, at the option of the Company at a Redemption Price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage as defined herein. The "Redemption Percentage" shall initially equal the Initial Redemption Percentage specified on the face of this Note, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual

Redemption Percentage Reduction specified on the face of this Note, until the Redemption Percentage is equal to 100%.

          If so provided on the face of this Note, this Note will be repayable in whole or in part in increments of $1,000 or, in the case of non-U.S. dollar denominated Notes, of an amount equal to the integral multiples referred to on the face hereof under "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination) provided that the remaining principal amount of any Note surrendered for partial repayment shall be at least $100,000 or, in the case of Notes denominated in a Specified Currency, the minimum Authorized Denomination referred to on the face hereof, on any Business Day on or after the "Initial Date on Which the Note is Repayable at the Option of the Holder" (as stated on the face hereof), at the option of the Holder, at 100% of the principal amount to be repaid, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Note to be repaid, the Company must receive at the applicable address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of this Note, on or before the fifteenth, but not earlier than the twenty-fifth, calendar day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed, or
(ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Note, (b) the principal amount of this Note and the amount of this Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Paying Agent on behalf of the Company will receive this Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and this Note and form duly completed are received by the Paying Agent on behalf of the Company by such fifth Business Day). Any such election shall be irrevocable. The address of the Paying Agent to which such deliveries are to be made is Citibank, N.A.,
Attention: Corporate Trust Office, 120 Wall Street, New York, New York 10043 (or at such other places as the Company shall notify the Holders of the Notes). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

          If this Note is issued with an original issue discount, (i) if an Event of Default with respect to the Notes shall have occurred and be continuing, the amount of principal of this Note which may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture, shall be determined in the manner set forth under "OID Default Amount" on the face hereof, and (ii) in the case of a default of payment in principal upon acceleration, redemption, repayment at the option of the Holder or at the Stated Maturity hereof, in lieu of any interest otherwise payable, the overdue principal of this Note shall bear interest at a rate of interest per annum equal to the Default Rate specified on the face hereof (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such acceleration, redemption, repayment at the option of the Holder or Stated Maturity, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture.

          The Notes are issuable in global or definitive form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof or, if the Note is denominated in a Specified Currency, in the denominations specified on the face hereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, a new Note or Notes in authorized denominations in U.S. dollars or the Specified Currency, as the case may be, for an equal aggregate principal amount and like tenor will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture and to the limitations described below if applicable, without charge except for any tax or other governmental charge imposed in connection therewith.

          If this Note is a Global Note (as specified on the face hereof), this
Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Note shall be exchangeable for definitive Notes in registered form or (z) an Event of Default, or an event which with notice or lapse of time would be an Event of Default, with respect to the Notes represented hereby has occurred and is continuing. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Specified Currency, Stated Maturity and other terms and of differing denominations aggregating a like amount.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times, at the rate and in the currency herein prescribed.

          The Company, the Trustee and any Paying Agent may deem and treat the Holder hereof as the absolute owner of this Note at such Holder's address as it appears in the Security Register as kept by the Trustee or duly authorized agent of the Company (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent shall be affected by any notice to the contrary. All payments made to or upon the order of such Holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

          Capitalized terms used herein which are defined in the Indenture and not defined herein shall have the respective meanings assigned thereto in the Indenture.

          This Note shall be governed by and construed in accordance with the laws of the State of New York.

                           -------------------------

                           OPTION TO ELECT REPAYMENT


                 TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                         ELECTS TO EXERCISE SUCH RIGHTS


          The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at

 ------------------------------------------------------------
 (Please print or type name and address of the undersigned)

          For the within Note to be repaid the Company must receive at the applicable address of the Paying Agent set forth in the Note or at such other place or places of which the Company shall from time to time notify the Holder of the within Note, on or before the fifteenth, but not earlier than the twenty-fifth, calendar day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, (i) the Note, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of the Note, (b) the principal amount of the Note and the amount of the Note to be repaid, (c) a statement that the option to elect repayment is being exercised hereby, and (d) a guarantee stating that the Note to be repaid with this form duly completed will be received by the Paying Agent on behalf of the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission, or letter (and such Note and form duly completed are received by the Paying Agent on behalf of the Company by such fifth Business Day).
Exercise of the repayment option by the Holder shall be irrevocable.

          If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000 or, if the Note is denominated in a currency other than U.S. dollars, of an amount equal to the integral multiples referred to on the face of the Note under "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination)) which the Holder elects to have repaid: -------------; and specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess thereof or, if the Note is denominated in a currency other than U.S. dollars, an Authorized Denomination) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid): ----------------.




Date:
     -----------------------      ----------------------------------------------
                                  Notice: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the Note in every particular, without alteration or enlargement or any other change whatsoever.

                              --------------------

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM          --as tenants in common            UNIF GIFT MIN ACT- ...... Custodian ......
TEN ENT          --as tenants by the entireties                       (Cust)          (Minor)
JT TEN           --as joint tenants with right     Under Uniform Gifts to Minors Act
                   of survivorship and not as
                   tenants in common
                                                          ..............................
                                                                                      (State)


         Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

- ------------------------------------
/                                  /
- -------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

the within Note of BAUSCH & LOMB INCORPORATED, and does hereby irrevocably constitute and appoint --------------------------------------------- attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.


Dated:
       -----------------------         -----------------------------------------

                                       -----------------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.